Back to Form 8-K

Exhibit 10.1
WELLCARE HEALTH PLANS, INC.
2009 LONG TERM CASH BONUS PLAN

Purpose.  WellCare Health Plans, Inc. (the “Company”) wishes to provide under this 2009 Long Term Cash Bonus Plan (this “Plan”), made as of February 23, 2009, a one-time bonus to certain individuals in recognition of their prior contributions and as an incentive for such individuals to continue to provide services to the Company.

Bonus.  Those individuals who are selected to receive a one-time bonus provided under this Plan (each, a “Participant”) will receive a 2009 Confirmation Summary Statement from the Company that specifies the amount the Company will pay to the Participant (the “Bonus”) in accordance with the following:

(a)           Participants who are employed by the Company or an Affiliate on September 1, 2010 will receive 50% of their Bonus within 30 days of September 1, 2010 (the “2010 Payment”).  Participants who (i) voluntarily terminate their employment prior to September 1, 2010 or (ii) are terminated by the Company or an Affiliate (A) for any reason (including, but not limited to, a reduction in force or a position elimination) prior to a Change in Control or (B) for Cause following a Change in Control will not be eligible to receive the 2010 Payment.

(b)           Participants who are employed by the Company or an Affiliate on September 1, 2011 will receive 50% of their Bonus within 30 days of September 1, 2011 (the “2011 Payment”). Participants who (i) voluntarily terminate their employment prior to September 1, 2011 or (ii) are terminated by the Company or an Affiliate (A) for any reason (including, but not limited to, a reduction in force or a position elimination) prior to a Change in Control or (B) for Cause following a Change in Control will not be eligible to receive the 2011 Payment.

(c)           Participants who are terminated by the Company or an Affiliate without Cause within 12 months following a Change in Control will receive any unpaid portion of their Bonus within 30 days of the date of termination.

(d)           Participants on a leave of absence on September 1, 2010 or September 1, 2011 and return to active employment following the leave of absence will receive their 2010 Payment or 2011 Payment, as applicable, within 30 days following such Participant’s return to active employment.

(e)           Participants who are re-hired are not eligible to participate in this Plan following the date of re-hire.

Definition of “Affiliate.”  For purposes of the Plan, “Affiliate” shall mean with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act of 1933, as now in effect or as hereafter amended, including, without limitation, any subsidiary.

Definition of “Change in Control.”  For purposes of the Plan, “Change in Control” shall mean the occurrence of one of the following events:

         (a)           if any “person” or “group,” as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)
or any successors thereto, other than any employee benefit plan of the Company or any subsidiary, or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company or any subsidiary (each, an “Exempt Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of either the then outstanding shares or the combined voting power of the then outstanding securities of the Company; or

(b)           during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors (the “Board”) of the Company and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)           the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(d)           the consummation of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

Definition of “Cause.”  For purposes of this Plan, with respect to any Participant, “Cause” shall have the same meaning as the term “cause” or “for cause” in any employment agreement between the Participant and the Company or any Affiliate, or in the absence of such an agreement that contains such a defined term, shall mean the occurrence of one or more of the following events:

(a)           conviction of any felony or any crime or offense lesser than a felony involving the property of the Company or an Affiliate; or

(b)           deliberate or reckless conduct that has caused demonstrable and serious injury to the Company or an Affiliate, monetary or otherwise, or any other serious misconduct of such a nature that the Participant’s continued relationship with the Company or an Affiliate may reasonably be expected to adversely affect the business or properties of the Company or an Affiliate; or

(c)           willful refusal to perform or reckless disregard of duties properly assigned, as determined by the Company; or

(d)           breach of duty of loyalty to the Company or an Affiliate or other act of fraud or dishonesty with respect to the Company or an Affiliate.

Any good faith determination of “Cause” made by the Compensation Committee (“Compensation Committee”) of the Board shall be binding and conclusive on all interested parties.

Administration.  The Compensation Committee is responsible for the general operation and administration of the Plan and for carrying out the provisions thereof and has full discretion in designating Participants and interpreting and administering the provisions of the Plan in a manner consistent with the Plan’s intent.  The Compensation Committee from time to time may delegate its powers and authorities related to the operation and administration of the Plan to one or more officers or other members of management of the Company.

Effect on Other Plans.  The accrual or payment of the amounts under this Plan shall not affect the Participant’s participation under any other plan.

Nontransferability.  Neither the Participant nor his or her beneficiaries nor anyone claiming an interest through him shall have any right to assign, pledge, or otherwise transfer the right to receive a payment under this Plan.  Any rights to such payments are expressly declared to be nonassignable and nontransferable.  Unless the law requires otherwise, no unpaid amounts shall be subject to attachment, alienation, garnishment, or execution, or be transferable if the Participant becomes bankrupt or insolvent, for the satisfaction of the debts of, or other obligations or claims against, the Participant or his beneficiaries, or any person or entity claiming an interest through him or them, including claims for alimony, support, or separate maintenance.

Plan Amendments.  The Compensation Committee may amend or terminate the Plan at any time, without the consent of the Participants; provided, however, that no amendment will deprive any Participant of any benefits set forth in the Plan that were earned before any such amendment or termination.

Plan Termination.  The Plan will terminate after all payments of Bonuses have been paid, which will be as soon as practicable after September 1, 2011.

No Employment Contract.  Nothing contained in his Plan constitutes an employment contract between the Company or any Affiliate and any Participant.  The Plan does not give any Participant any right to be retained in the Company’s or any Affiliate’s employ, nor does it enlarge or diminish the Company’s right to terminate any Participant’s employment.

Unfunded; unsecured.  This Plan will at all times be entirely unfunded and no provisions will at any time be made with respect to segregating assets of any entity for payment of any benefits hereunder.  Any assets set aside or earmarked for the payment of benefits hereunder shall belong exclusively to the Company.  As to any claim for any unpaid amounts under this Plan, a Participant or any other person having a claim for payment shall have no rights greater than the rights of an unsecured general creditor of the Company.

Repayment of Bonus.  If it is ever determined by the Board, in its sole and absolute discretion, that actions by a Participant that were taken prior to January 1, 2012 or that relate to periods ending prior to January 1, 2012 have constituted: (a) wrongdoing that contributed to (i) any material misstatement or omission from any report or statement filed by the Company with the U.S. Securities and Exchange Commission or (ii) any statement, certification, cost report, claim for payment, or other filing made under Medicare or Medicaid that was false, fraudulent, or for an item or service not provided as claimed; (b) gross misconduct; (c) breach of fiduciary duty to the Company or an Affiliate; or (d) fraud, then the Participant’s participation in this Plan shall be immediately terminated and the Participant shall be required to pay to the Company an amount equal to any payments the Participant has received pursuant to this Plan.

                Tax Withholding; Code Section 409A.  The Company or an Affiliate will withhold from any payments under this Plan any amount required to satisfy its income and employment tax withholding obligations under federal, state and local law.  This Plan is intended to comply with, or be exempt from, the requirements of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended, and must be interpreted consistently therewith.  In the event that any of the payments to be made pursuant to this Plan upon termination of employment is “deferred compensation” within the meaning of Section 409A, such payments will be delayed for six months and one day if the Participant is a “specified employee” for Section 409A purposes.

Applicable Law.  The laws of the State of Delaware govern this Plan and its interpretation.

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